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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the incorporation by reference in the Registration Statement (Form
S-8) pertaining to the Pioneer Bank, FSB Profit Sharing 401(k) Plan of our report dated May 6, 2004, with respect to the 2003 financial statements of the Pioneer Bank, FSB Profit Sharing 401(k) Plan included in this Annual Report
(Form 11-K) for year ended December 31, 2003.



/s/ MOSS ADAMS LLP

Spokane, Washington
June 28, 2004





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